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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 23, 1999

                              Agrilink Foods, Inc.
               (Exact Name of Registrant as Specified in Charter)
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
                  New York                             33-56517                         16-0845824
----------------------------------------------  ----------------------   ----------------------------------
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)


         90 Linden Oaks, Rochester, New York            14625
         ---------------------------------------------------------
               (Address of Principal                 (Zip Code)
                 Executive Offices)

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        Registrant's Telephone Number Including Area Code: (716) 383-1850


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Item 5.    Other Events

Restructuring:

On February 26, 1999, Agrilink announced that it is restructuring its nationwide operations to a one-company organization, effective July 1, 1999.

Agrilink employs about 5,500 people on a full time basis nationwide and this restructuring will result in the reduction of approximately five percent of the overall workforce. Agrilink anticipates recording a charge associated with these restructuring activities of approximately five million dollars in its third quarter ending March 27, 1999.

Management believes a one-company structure is critical in meeting the needs of customers and other stakeholders. The consolidation will provide the focus required to make the best use of all resources.


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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AGRILINK FOODS, INC.

Dated:  March 4, 1999        By: /s/      Earl L. Powers
                                 -----------------------------------
                                          Earl L. Powers,
                                        VICE PRESIDENT FINANCE
                                        AND CHIEF FINANCIAL OFFICER
                                        (Principal Financial Officer
                                        and Principal Accounting
                                        Officer)


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